Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements (No. 333-197645, No. 333-228431, No. 333-252608, and No. 333-266463) on Form S-8 and registration statement (No. 333-257087) on Form S-3ASR of our reports dated February 16, 2023, with respect to the consolidated financial statements of MicroStrategy Incorporated and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

McLean, Virginia

February 16, 2023